SIERRA SYSTEMS CONSULTANTS, INC.

CONSULTING AND DEVELOPMENT CONTRACT

AGREEMENT #__________________

This  Consulting  and  Development  Contract  (the  "Agreement")  is  made as of
September   16,  1999   between   WordCruncher   Internet   Technologies,   Inc.
("WordCruncher") and Sierra Systems consultants, Inc. ("Sierra").

To the extent that prior to the date or execution of this Agreement Sierra has begun performed or completed any Services, Deliverables or other work or performance called for by this Agreement, all such Services, Deliverables, work and performance shall be governed by this Agreement.

1. Services.Sierra agrees to perform for WordCruncher the services listed in Attachment A ("Services") and to develop, test, debug and deliver to WordCruncher the computer programs and other deliverables identified in Attachment A ("Deliverables"). WordCruncher agrees that Sierra will have ready access to WordCruncher's staff and resources as necessary to perform the Services. Where such access is not consistently provided, WordCruncher agrees to accept any resulting delays in the Time Schedule included in Attachment A.

     A. Development of the Deliverables. Sierra agrees to develop Deliverables which conform to the Specifications. The "Specifications" are the features, compatibility, functionality, performance, descriptions, requirements and other specifications set forth in Attachment A and in the sierra document, "Spyhop Architecture and Design," dated October 4, 1999, the Sierra document, "Project Charter," dated October 1, 1999, the Digital Boardwalk document, "Project Plan," dated November
          11, 1999, the WordCruncher document, "Spyhop Product Requirements Document," version 0.89, the WordCruncher document, "Spyhop Search Engine Design Document," version 1.6. The Specifications may be changed by WordCruncher, provided that if such changes cause a net increase in development cost or time to Sierra, then Sierra shall be entitled to a reasonable increase in compensation under Section 2 below. If the increase in compensation is unacceptable to WordCruncher, then WordCruncher may withdraw the changes to the Specifications and the compensation shall not be increased. If and when WordCruncher presents Specification changes to Sierra, Sierra will promptly consult with WordCruncher on the increase in compensation, if any, caused by the changes. Any changes by WordCruncher to the Specifications will be reduced to writing and added to this Agreement.

     B. Development and Deliver Schedule. The development and delivery of the Deliverables and the performance of the Services shall proceed in accordance with the Time Schedule in Attachment A.

     C. Progress Reports. Sierra shall provide written progress reports to WordCruncher when requested by WordCruncher describing the status and progress of the Services and Deliverables.

     D. Delivery,Testing and Correction. When Sierra has completed a working version of the Deliverables, the Deliverables will be delivered to WordCruncher for review and testing. Nonconformities with the
          Specifications, programming errors and other problems with the Deliverables shall be promptly corrected by Sierra and then the corrected Deliverables shall be re-delivered to WordCruncher. Review, testing and correction will be repeated until all discovered nonconformities with the Specifications and all programming errors and other problems have been corrected to WordCruncher's reasonable satisfaction. When review and testing by WordCruncher show that all corrections have been made and that the Deliverables are satisfactory to WordCruncher, WordCruncher shall accept the Deliverables. WordCruncher shall not unreasonably withhold acceptance.

     E. Source Code and Development Environment. Sierra shall deliver to WordCruncher any and all source code, object code, executable code, pseudo code, designs, programming documentation, flow charts, logic diagrams, specifications, and other works of authorship that may be written or created as part of or in connection with the Services or the Deliverables or their development, testing or correction and all of the foregoing are deemed part of the "Deliverables" for the purposes of this Agreement. Sierra shall include comments in the source code. The source code comments and organization and the programming documentation given to WordCruncher shall be in conformance with professional standards of computer programming and shall be sufficient to enable programmers employed by WordCruncher to maintain and enhance the Deliverables. Sierra shall also deliver to WordCruncher the "Development Environment" for the Deliverables. The "Development Environment" means the software tools, utilities, development automation software, and other code, materials and items used by Sierra's programmers to design, develop, compile, build, test, maintain, and enhance the Deliverables. Anything needed to compile or build the Deliverables (other than commercially available operating systems, compilers, tool kits and products) shall be included in and with the Development Environment. If a component of the Development Environment is commercially available to the public, Sierra need only identify the component in a written document included with the Development Environment. The Development Environment does not include any Deliverables (i.e., it is in addition to the Deliverables).

2. Payment. Subject to the other provisions of this Agreement, WordCruncher agrees to pay Sierra for Services and Deliverables in accordance with the payment schedule in Attachment B. WordCruncher shall reimburse Sierra for all reasonable travel expenses outside the Los Angeles area incurred by Sierra in the performance of Services, at Sierra's net cost. Travel must be approved in advance by WordCruncher. Invoices will be issued in accordance with the payment schedule of Attachment B, and will include travel expenses incurred. Travel expenses that are covered by this contract are shown in Attachment C. Payment is due within 340 days of invoice date. Sales taxes, if any, are additional.

3. Confidential Information. Sierra shall not disclose to any other organization or individual any confidential information that Sierra may obtain from WordCruncher or any of the other contractors, vendors, and third party content providers working with WordCruncher. Confidential information means information, technology, plans, documents, research, development, financial information, information about the Spyhop Site, trade secretes or business affairs, but does not include information which is generally known to the public or to individuals or organizations of ordinary skill in computer design and programming.

     A. Deliverables and Source Code. Sierra shall not disclose or transfer to any third party any Deliverables or any source code or documentation for the Deliverables.

     B. Restrictions on Use. Except as necessary in the performance of the Services or the development, testing or debugging of the Deliverables, Sierra shall not use any of said confidential information.

     C. Return of Materials. Any and all designs, templates, documents, code, items and other materials provided by WordCruncher or any of the other contractors, vendors, and third party content providers working with WordCruncher in connection with this Agreement and all copies and embodiments thereof shall be returned or delivered by Sierra to WordCruncher upon WordCruncher's request, and Sierra shall retain no copy thereof. Upon WordCruncher's request, Sierra shall certify in writing its compliance with this Section 3.

     D. Rights of Other Persons. Sierra shall not disclose to WordCruncher or use in the Services or the development of any Deliverables any code, work of authorship, technology or intellectual property which is proprietary to any other person, company or entity, except as permitted by WordCruncher (e.g., the designs, templates, content and contributions from WordCruncher or its contractors such as Digital Boardwalk, Inc. and Pittard Sullivan).

     E. Injunctive Relief. Sierra agrees that a breach by Sierra of this Agreement will cause irreparable injury to WordCruncher not adequately compensable in monetary damages alone or through other legal remedies. Therefore, in the event of a breach, WordCruncher shall be entitled to preliminary and permanent injunctive relief and other equitable relief in addition to damages and other legal remedies.

4. Staff. Sierra's staff is not and shall not be deemed to be employees of WordCruncher. Sierra shall take appropriate measures to insure that its staff who perform Services are competent to do so and that they do not breach or act inconsistent with this Agreement. Sierra agrees that for a period of twelve months following the termination of the Services and any other work for WordCruncher under this Agreement, Sierra will not solicit or offer employment to WordCruncher's employees engaged in any efforts under this Agreement without WordCruncher's prior written approval. WordCruncher will have final approval on all Sierra staff assigned to the Services.

     A. Development by Employees. The development of the Deliverables shall be done only by employees of Sierra within the scope of their employment (with the exceptions of designs, templates, content and contributions from WordCruncher or its contractors such as Digital Boardwalk, Inc. and Pittard Sullivan). If Sierra must engage the services of any independent contractor, Sierra shall first obtain WordCruncher's written approval and a written contract satisfactory to WordCruncher with the independent contractor. The contract must include an assignment to WordCruncher all of the independent contractor's right, interest and title in and to the Deliverables (including copyrights, trade secrets and other intellectual property), reasonable non-disclosure and non-use provisions binding on the independent contractor, and such other provisions as WordCruncher reasonably requests.

5. Use and Ownership of Work Product. WordCruncher shall have ownership of the Deliverables and other work product of Sierra under this Agreement. Sierra hereby assigns to WordCruncher the copyrights and other intellectual property and rights in and to the Deliverables and other works product. In the event that the Deliverables contain any Development Objects (as defined below), then such Development Objects are licensed on a nonexclusive, unlimited, irrevocable, worldwide basis to WordCruncher. Such license includes the right to grant sublicenses and includes the right to use, copy, publish, distribute, display, modify, enhance, create derivative works and commercialize. "Development Objects" shall mean any code, objects, algorithms or subroutines which have been used repeatedly by programmers in the development of other computer programs and which are intended to be used repeatedly in the development of future computer programs. Furthermore, the Development Environment and all of the Sierra's intellectual property and rights in and to the Development Environment are licensed on a non-exclusive, unlimited, irrevocable, world-wide basis to WordCruncher for use in connection with the Deliverables and their maintenance and enhancement, including the right to grant sublicenses.

     A. Registration of Copyrights. WordCruncher may register the copyright(s) to the Deliverables with U.S. Copyright Office. Sierra shall cooperate in all respects with the reasonable requests of WordCruncher necessary to facilitate such registration.

     B. Recordation. WordCruncher may record this Agreement, or at WordCruncher's election, a notice and/or description of this Agreement or any assignment or license herein, with the U.S. Copyright Office, U.S. Patent and Trademark Office, and/or any other government agencies, entities or offices. Sierra shall provide any cooperation reasonably requested by WordCruncher to facilitate such recordation.

     C. Enforcement and Defense. Sierra shall cooperate with all reasonably requests by WordCruncher in connection with the enforcement or defense of any copyrights or other intellectual property assigned by Sierra to WordCruncher, or any litigation, arbitration, mediation or settlement proceedings or meetings relating to the Deliverables or such copyrights to other intellectual property.

     D. Moral Rights. For purposes of this Agreement, "Moral Rights" shall mean any rights of paternity or integrity, any right to claim authorship of the Deliverables, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, the Deliverables, whether or not such would be prejudicial to Sierra's or the author's honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless whether or not such right is denominated or generally referred to as a "moral" right. Sierra hereby irrevocably transfers and assigns to WordCruncher any and all Moral Rights that Sierra or any of its employees may have in or to the Deliverables. Sierra, on behalf of itself and its employees, also hereby forever waives and agrees never to assert any and all Moral Rights it or its employees may have in or to the Deliverables, at any time. Notwithstanding anything herein to the contrary, this Section D is subject to the following: (1) This Section D applies only if and to the extent that it is valid and enforceable under, and not in conflict with, applicable law, applicable international copyright treaties. (2) This Section D shall require no assignment or transfer that is in conflict with applicable law or any applicable international copyright treaties.

     E. Further Assurances. Sierra shall execute and deliver to WordCruncher such documents, assignments and further assurances as are reasonably requested by WordCruncher to better evidence or document any assignment, license or rights under this Agreement or to further or support any of the purposes or provisions of this Agreement.

6. WordCruncher and Sierra Representatives. Mr. Daniel Lunt (or a replacement designated by WordCruncher) will represent WordCruncher during the performance of this Agreement with respect to the Services and Deliverables or any other matter under this Agreement and has authority to execute written modifications or additions to this Agreement on behalf of WordCruncher. Mr. Bill McGraw (or a replacement designated by Sierra) will represent Sierra during the performance of this Agreement with respect to the Services and Deliverables or any other matter under this Agreement and has authority to execute written modifications or additions to this Agreement on behalf of Sierra.

7. Limited Warranty. Sierra warrants that it shall perform the Services and this Agreement in accordance with the standards of care and diligence normally practiced by recognized software companies and professionals performing similar services. Except for the warranties expressly stated in this Agreement, Sierra makes no other warranties, whether written, oral, statutory or implied, including without limitation the implied warranties of fitness for a particular purpose and merchantability. In no event except for a breach of an express warranty in this Agreement, shall either Party be liable to the other Party for special or consequential damages, whether or not the possibility of such damages has been disclosed in advance or could have been reasonably foreseen.

     A. Right to Enter Into Agreement. Each Party warrants that it has the right to enter into this Agreement and that this Agreement is not in conflict with any other agreement or obligation of said Party.

     B. Deliverables. Sierra warrants that the Deliverables will conform to their Specifications and that any nonconformities, defects or errors will be promptly remedied by Sierra.

     C. Year 2000 Compliance. Sierra represents and warrants that the Deliverables delivered by Sierra to WordCruncher will be properly designed and coded to be used prior to, during, and after the calendar year 2000 A.D., and that the Deliverables will operate during each such time period without error relating to date data, specifically including, without limitation, any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, Sierra further represents and warrants the following for the Deliverables:

          (i) The Deliverables will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

          (ii) The Deliverables will be designed and coded to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century.

          (iii)All date-related interfaces and data fields will include an indication of century.

          (iv) All date processing by the Deliverables will include a four digit year format and will recognize and correctly process dates for leap years.

          (v) The Deliverables will require that all date data (whether received from users, systems, applications or other sources) include an indication of century in each instance.

          (vi) All date output and results, in any form, will include an indication of century in each instance.

          The term "date data" shall mean any data, output or input which includes an indication of or reference date.

     D. No Self-Help Code or Unauthorized Code. Sierra warrants to WordCruncher that no copy of the Deliverables provided by Sierra under this Agreement will contain or be accompanied by any Self-Help Code or Unauthorized Code (as defined below).

          "Self-Help Code" means any back door, time bomb, drop dead device, or other routine, code, algorithm or hardware component designed or used:
          (i) to disable, erase, alter or harm the Deliverables or any computer system, program, database, data, hardware or communications software, automatically with the passage of time, or under the control of, or through some affirmative action by, a person other than WordCruncher, or (ii) to access any computer system, program, database, data, hardware or communications system of WordCruncher. "Self-Help Code" does not include any code in the Deliverables or any accompanying hardware component designed and used to permit Sierra to obtain access to the Deliverables on WordCruncher's computer system (e.g., remote access via modem) solely for purposes of providing maintenance or technical support to WordCruncher, provided that such code or hardware component is first disclosed to WordCruncher and approved by WordCruncher in writing.

          "Unauthorized Code" means any virus, Trojan horse, worm, or other routine, code, algorithm or hardware component designed or used to disable, erase, alter, or otherwise harm any computer system, program, database, data, hardware or communications system, or to consume, use, allocate or disrupt any computer resources.

     E. Infringement. Sierra warrants that the Deliverables will be of original development and design and will not infringe, misappropriate or violate any copyright, patent, trade secret, intellectual property, privacy or other right of a third party.

     F. Indemnification. Sierra shall indemnify WordCruncher and its officers, directors, shareholders, affiliates, contractors, licensees, customers, employees and representatives against, and hold them harmless from, any claim by a third party that the Deliverables (or their reproduction, sale, distribution or use) constitutes an infringement of said third party's copyright, patent, trade secret, intellectual property, privacy or other right, and all litigation, arbitration, judgments, awards, settlements, damages, costs, expenses, attorneys' fees, losses, liabilities, penalties and fines resulting from or relating to such claim. Sierra shall have no obligation under the preceding sentence for infringement based upon any modification or addition by WordCruncher to the Deliverables. Sierra shall indemnify and hold harmless WordCruncher and WordCruncher's officers, directors, shareholders, affiliates, employees, contractors, licensees, customers, and representatives from and against any and all claims, litigation, arbitration, judgments, awards, settlements, damages, costs, expenses, attorneys' fees, losses, liabilities, penalties and fines resulting from or relating to Sierra's (or its employees') fault, negligence, willful misconduct, fraud or strict liability.

8. Additional Work. If WordCruncher requests additional services, Section 3 through 11 of this Agreement will apply to the extent reasonable, unless a new written Agreement is entered into by WordCruncher and Sierra. Such additional services will be covered on additional Attachments or statement of work.

     A. Available at WordCruncher's Request. For at least two years following acceptance of the deliverables by WordCruncher, Sierra shall be available to provide WordCruncher and its designees with such additional technical support, consultation, training, maintenance and enhancement as may be requested from time to time by WordCruncher. Such technical support, consultation, training, maintenance and enhancement shall be at Sierra's then-current standard fees and charges, which shall not be unreasonable. However, prior to and during the first year of said two-year period there shall be no fee or other charge for any programming errors, unless the correction is for a version of the Deliverables where the source code has been modified by WordCruncher or its other contractors. WordCruncher is not obligated to request any additional technical support, consultation, training, maintenance or enhancement. This Section 8 does not require WordCruncher to pay any additional fees or charges for the Services or Deliverables as they are included in the $500,000 fixed fee of Appendix B.

9. Delays. Example of WordCruncher actions which may affect scheduled success include change requests, changes in Specifications or standards, or unavailability of test data, test computer, information staff or technical support needed by Sierra. In these and similar cases, the term for completion of the Services will be extended by a mutually agreed upon period not to exceed a period equal to the time of delay. Sierra will use its best efforts to overcome delays and complete the Services and deliverables on schedule.

10. Arbitration. Any claim or controversy between WordCruncher and Sierra arising out of or relating to this Agreement shall be resolved in the following manner:

     A. Notice. Prior to filing any claim in a court of competent jurisdiction or initiating any arbitration proceeding, a Party shall give the other Party at least 10 days' advance written notice of its intention to do so. Each Party agrees to make its representative reasonably available to meet (either in person or by teleconference) with the other Party to resolve the claim controversy.

     B. Meeting. If the other Party desires to have such a meeting, neither Party may file a claim or begin arbitration prior to the occurrence of such meeting. The Parties shall meet in good faith at the offices of the other Party or the other Party's attorney.

     C. Arbitration. In the event the other Party does not agree within the 10 days to such meeting or if after such meeting the Parties are still unable to resolve their differences, any claim or controversy shall be finally decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator appointed in accordance with such rules. Such arbitration shall be conducted in Los Angeles if brought by WordCruncher or in Salt Lake County if brought by Sierra. The award rendered by the arbitrator shall be final, and judgment may be entered upon it at any court having jurisdiction.

11.  Miscellaneous.

     A. Entire Agreement. This Agreement (including its Attachments) contains the entire Agreement between WordCruncher and Sierra with respect to the matters covered herein. Each Party acknowledges that, in entering into this Agreement, it is not relying on any other representations of the other Party other than the representations contained or referenced herein.

     B. Force Majeure. Neither WordCruncher nor Sierra will be responsible for any failure by it to perform its obligations under this Agreement, if failure is due to causes beyond the non-performing party's reasonable control, including, without limitation, acts of God, war and labor disputes. The non-performing Party shall give prompt written notice to the other Party of the cause and its effects on performance and shall diligently exercise all best efforts to overcome the cause and resume performance. The other Party may cancel this Agreement if the performance is not resumed within five days.

     C. Assignment. This Agreement may not be assigned by Sierra without the prior written consent of WordCruncher. WordCruncher may assign or transfer this Agreement to any person or entity who acquires substantially all of WordCruncher's intellectual property in or to the Spyhop web site. Except for this prohibition on assignment, the Agreement shall be binding upon the heirs, successors and assigns of WordCruncher and Sierra.

     D. Severability. If any provision of this Agreement is found to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions shall not be affected and will continue in full force and effect.

     E.   Notices.

          (i) Notices to WordCruncher should     ii) Notices to Sierra should be
          be to:                                 sent to:
          President                              Bill McGraw
          WordCruncher Technologies Inc.         Sierra Systems Consultants Inc.
          405 East 12450 South, Suite B          19800 MacArthur Boulevard
          Draper, Utah  84020                    Irvine, CA  92612

          or to such substitute address as the Party to receive such notice designates by written notice to other Party.

     F. Costs and Expenses. Each Party shall be responsible for the costs and expenses incurred by it and its employees and representatives, except as otherwise stated herein.

     G. Relationship. Neither Party is the partner, joint venturer, agent or representative of the other Party. Neither Party has the authority to make any representations or warranties or incur any obligations or liabilities on behalf of the other Party. Neither Party shall make any representation to a third party inconsistent with this Section G.

     H. Construction. This Agreement represents the wording selected by the Parties to define their agreement and no rule of strict construction shall apply against any Party. Whenever the context reasonably permits, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

     I. Waiver. Any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless evidenced by a writing signed by the Party making said waiver or promise.

     J. Executionand Authority. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

The signatures below of the authorized representative of WordCruncher and Sierra indicate their acceptance of the terms and conditions of this Agreement.

         WordCruncher Internet                  Sierra Systems Consultants, Inc.
         Technologies, Inc.

          /s/                                      /s/
         -----------------------------          --------------------------------
         Martin Cryer, Vice President           Bill McGraw, Vice President





ATTACHMENT A: SCOPE OF SERVICE
DATE:                                             Jan 6, 2000
                                                  ------------------
WORDCRUNCHER INITIALS:                            /s/ (not legible)
                                                  ------------------
SIERRA INITIALS:                                  /s/ (not legible)
                                                  ------------------
AGREEMENT #:
            -----------------
Services:

Services will be provided to WordCruncher as proposed in the Sierra letter to WordCruncher dated September 22, 1999, and in Sierra document, "Spyhop Architecture and Design," dated October 4, 1999, the Sierra document, "Project Charter," dated October 1, 1999, the Digital Boardwalk document, "Project Plan," dated November 11, 1999, the WordCruncher document, "Spyhop Product Requirements Document," version 0.8, and the WordCruncher document, "Spyhop Search Engine Design Document," version 1.6. Services also include the development, delivery, testing and debugging of the Deliverables. These services will be provided in support of the development of the Spyhop web site.

Deliverables:

Deliverables will be provided to WordCruncher as proposed in the same documents listed above under "Services." The deliverables include but are not limited to HTML templates, data bases, scripts, integration modules, and any other Sierra or Digital Boardwalk software components required to deliver a fully functioning web site that conforms to the specifications set forth in the above referenced documents. It is understood that certain other software licenses for products required to build the Spyhop site (i.e., NAS, NES, Oracle, and Solaris) will be acquired by WordCruncher separate from this contract.

Specifications:

The specifications for the deliverables are defined in the same documents listed above under "Services."

Time Schedule:

The time schedule for this project is defined by the Digital Boardwalk document, "Project Plan," dated November 4, 1999. As of November 3, 1999, it has been agreed between the involved parties that the target release date is now February 15, 2000.

ATTACHMENT B: PAYMENT
DATE:                                               Jan 6, 2000
                                                  ------------------
WORDCRUNCHER INITIALS:                             /s/ (not legible)
                                                  ------------------
SIERRA INITIALS:                                   /s/ (not legible)
                                                  ------------------
AGREEMENT #:
            -----------------------

The total fees for this project, including the Services and Deliverables, will be in the form of a fixed-price amount of $500,000. This shall be the total compensation to Sierra.

The $500,000 fee will be paid as follows:

     (a) An initial payment of $100,000 representing 20% of the total fees upon satisfactory completion of the first phase including design specifications and a detailed project. Sierra acknowledges receipt of $100,000 of this amount prior to execution of this Agreement.

     (b) A second payment of $125,000 representing 25% of the total fees was due upon acceptance of the Spyhop Architecture document by WordCruncher. Sierra acknowledges receipt of $125,000 of this amount prior to execution of this Agreement.

     (c) A third payment of $125,000 representing 25% of the total fees will be due upon delivery of the Deliverables for the beta site to begin testing (scheduled for January 4, 2000).

     (d) A final payment of $150,000 representing 30% of the total fees will be due upon final acceptance by WordCruncher of the Deliverables. Due to the extreme importance of meeting the launch date of February 15, 2000, Sierra agrees to share in the urgency by agreeing to the following terms. If the Spyhop web site fails to launch by February 15, due to factors within Sierra's control or Sierra's failure to perform in a timely manner under this Agreement, 10% of the final payment will be withheld. If it fails to launch by February 22, 30% of the final payment will be withheld. If it fails to launch by February 29, 100% of the final payment will be withheld.

Additional Services:

If  any  additional  services,   technical  support,   consultation,   training,
maintenance and enhancement are requested by WordCruncher (see Section 8 of the Agreement), they will be performed by Sierra at the following rates:

[Insert rates]

Such rates shall not be increased until one year from the date of this Agreement. Thereafter, Sierra's then-current standard rates shall apply.







ATTACHMENT C: TRAVEL EXPENSES
DATE:                                                Jan 6, 2000
                                                  ------------------
WORDCRUNCHER INITIALS:                             /s/ (not legible)
                                                  ------------------
SIERRA INITIALS:                                   /s/ (not legible)
                                                  ------------------
AGREEMENT #:
            --------------------

Sierra will make every attempt to minimize travel expenses by assigning qualified resources from our Los Angeles office to address WordCruncher's requirements and priorities.

Travel expenses will be invoiced at cost, in the event that consultants need to be brought in from other locations to meet WordCruncher's schedule and requirements. No travel will be reimbursed without prior authorization from WordCruncher. WordCruncher's reasonable guidelines applicable to travel will be followed.